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EXHIBIT 11 - Computation of Per Share Earnings

(In thousands, except per share data)

                                                                   2002               2001               2000
                                                               ------------       ------------       ------------
NUMERATOR:
   Income (loss) before cumulative effect of a change in
     accounting principle                                      $    724,823       $ (1,144,026)      $    248,808
   Cumulative effect of a change in accounting principle        (16,778,526)                --                 --
                                                               ------------       ------------       ------------
   Net income (loss)                                            (16,053,703)        (1,144,026)           248,808

   Effect of dilutive securities:
     Convertible debt - 2.625% issued in 1998                         8,931              9,358*             9,811*
     Convertible debt - 1.5% issued in 1999                           7,704              9,300*             9,750*
     LYONS - 1996 issue                                                  --               (225)*               --
     LYONS - 1998 issue                                               4,815*             4,594*             4,595*
     Less: Anti-dilutive items                                       (4,815)           (23,027)           (24,156)
                                                               ------------       ------------       ------------
Numerator for net income (loss) before cumulative effect
   of a change in accounting principle per common share -
   diluted                                                          741,458         (1,144,026)           248,808
Numerator for cumulative effect of a change in accounting
   principle per common share - diluted                         (16,778,526)                --                 --
                                                               ------------       ------------       ------------

Numerator for net income (loss) per common share - diluted     $(16,037,068)      $ (1,144,026)      $    248,808
                                                               ============       ============       ============

DENOMINATOR:
   Weighted average common shares                                   606,861            591,965            423,969

   Effect of dilutive securities:
     Stock options and common stock warrants                          3,911             11,731*            10,872
     Convertible debt - 2.625% issued in 1998                         8,855              9,282*             9,282*
     Convertible debt - 1.5% issued in 1999                           7,813              9,454*             9,454*
     LYONS - 1996 issue                                                  --              1,743*             3,870
     LYONS - 1998 issue                                               3,085*             3,085*             3,085*
     Less: Anti-dilutive items                                       (3,085)           (35,295)           (21,821)
                                                               ------------       ------------       ------------

Denominator for net income (loss) per common share -
   diluted                                                          627,440            591,965            438,711
                                                               ============       ============       ============


Net income (loss) per common share:
     Income (loss) before cumulative effect of a change in
       accounting principle - Basic                            $       1.20       $      (1.93)      $        .59

     Cumulative effect of a change in accounting principle
       - Basic                                                       (27.65)                --                 --
                                                               ------------       ------------       ------------

     Net income (loss) - Basic                                 $     (26.45)      $      (1.93)      $        .59
                                                               ============       ============       ============


     Income (loss) before cumulative effect of a change in
       accounting principle - Diluted                          $       1.18       $      (1.93)      $        .57

     Cumulative effect of a change in accounting principle
       - Diluted                                                     (26.74)                --                 --
                                                               ------------       ------------       ------------

     Net income (loss) - Diluted                               $     (25.56)      $      (1.93)      $        .57
                                                               ============       ============       ============

* Denotes items that are anti-dilutive to the calculation of earnings per share.